UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 8, 2013

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2013, Frontier Communications Corporation (the “Company”) entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Mary Agnes Wilderotter, the Company’s Chairman and Chief Executive Officer, which amends certain terms contained in the employment agreement originally dated November 1, 2004, as amended and restated December 29, 2008, and again amended and restated March 31, 2010, between the Company and Mrs. Wilderotter (the “Existing Employment Agreement”).

The Amended Employment Agreement amends the Existing Employment Agreement by:  (i) providing for a new two-year term commencing March 8, 2013, which may be renewed by mutual agreement of the parties for additional one year terms; (ii) increasing annual base salary from $1,000,000 to $1,025,000; (iii) increasing target annual bonus opportunity from 135% to at least 150% of base salary; (iv) providing that Mrs. Wilderotter will serve as Chairman of the Board during the term of the Amended Employment Agreement but makes explicit that Mrs. Wilderotter would not have good reason to terminate her employment (and be entitled to severance) in the event that she ceases to serve as Chairman of the Board if (a) she is not elected to the Board or (b) the Board of Directors has taken action to name another person to the position of Chairman of the Board following approval of a stockholder proposal (with more votes cast for than against) to have different persons serve as Chief Executive Officer and Chairman of the Board.  Such Board action requires a determination that it is in the best interests of the Company relative to other alternatives.

The Amended Employment Agreement also provides that if Mrs. Wilderotter’s employment is terminated upon completion of the expiration of a term, the vesting of restricted stock shall be determined as if her service with the Company continued for an additional 12 months and performance shares shall vest pro rata through the date of termination and be paid at the conclusion of the performance period subject to (and based on) the attainment of applicable performance goals.  Following a termination without cause or for good reason, annual bonus and performance long-term incentive awards would be paid based on actual performance (rather than at target, as provided in the Existing Agreement).

Other than the changes described above, the Amended Employee Agreement is similar to the Existing Employment Agreement in all material respects.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by the Amended Employment Agreement itself, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Amended and Restated Employment Agreement dated as of March 8, 2013, between the Company and Mary Agnes Wilderotter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: March 13, 2013	By:/s/ Nancy S. Rights
Nancy S. Rights
Senior Vice President,
Deputy General Counsel
and Secretary